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                                                                EXHIBIT 10.3

                                CRESCENT JEWELERS

                   10.0% CONVERTIBLE SENIOR SUBORDINATED NOTE
                              DUE OCTOBER 15, 2006


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH NOTE OR THE COMPANY RECEIVES AN OPINION OF COUNSEL, FOR THE HOLDER OF THE NOTE REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT.

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE
SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.


R-1                                                              June ____, 1997
$5,000,000


          Crescent Jewelers (the "Company"), a California corporation, for value received, hereby promises to pay to Friedman's Inc. or registered assigns, the principal sum of FIVE MILLION DOLLARS ($5,000,000) on October 15, 2006, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of 10.0% per annum, adjusted as provided below, semi-annually on each April 1 and October 1 commencing October 1, 1997, until the principal amount hereof shall become due and payable, and to pay, on demand, interest on any overdue principal, including any overdue prepayment of principal, and premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 2% per annum above the rate of interest payable hereunder at the time any such amount shall be overdue. If the Company shall have paid any interest or premium on this Note in excess of that permitted by law, then it is the express intent of the Company and the holder hereof that all excess amounts previously collected by the Company be credited on the principal balance of this Note, and the provisions hereof immediately be deemed reformed and the amounts thereafter collectable hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

          Payment of principal, premium, if any, and interest shall be made to the registered holder hereof in such coin or currency of the United States of America as at that time of payment

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shall be legal tender for the payment of public and private debts, at the office of the Company at 315 Eleventh Street, Oakland, California 94607 or at such other location designated pursuant to ss.9.1 of the Note Purchase Agreement referred to below, in each case subject to the right of the registered holder hereof under the Note Purchase Agreement referred to below to receive direct payment in immediately available funds.

          This Note is one of the 10.0% Convertible Senior Subordinated Notes issued in the aggregate principal amount of up to $8,000,000 pursuant to the Note Purchase Agreement, dated as of [First Issue Date], between the Company and the purchasers of the Notes set forth in Schedule I thereto (the "Note Purchase Agreement"; all capitalized terms not otherwise defined herein having the meaning set forth therein) and is entitled to the benefits thereof.

          As and to the extent provided in the Note Purchase Agreement, this
Note is subject to prepayment, in whole or in part, in certain cases without premium and in other cases with premium. The Company agrees to make required prepayments on account of this Note in accordance with the provisions of the Note Purchase Agreement.

          Under certain circumstances, at specified in the Note Purchase Agreement, the principal of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

          This Note has not been registered under the Securities Act of 1933, as amended, or the laws of any state and may be transferred in whole or in part only pursuant to an effective registration statement under such Act and applicable state laws or under an exemption from such registration available under such Act and applicable state law. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

          The payment of the principal of and interest on this Note is expressly subordinated, in the manner and to the extent provided in the Note Purchase Agreement, to the payment of certain other indebtedness of the Company (as more fully described in the Note Purchase Agreement), and by acceptance of this Note the holder agrees, expressly for the benefit of the present and future holders of such indebtedness, to be bound by the provisions of the Note Purchase Agreement.

          The Company agrees to perform and observe duly and punctually each of the covenants and agreements set forth in the Note Purchase Agreement. Further, as provided in the Conversion Agreement, if any, to which the holder hereof is a party, this Note may be converted into certain shares of capital stock of CJI on the terms and conditions set forth therein. The holder of such shares has the right to require CJI to register such shares on the terms and conditions set forth in the Registration Rights Agreement. All such covenants and agreements are



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incorporated by reference in this Note, and this Note shall be interpreted and construed as if all such covenants and agreements were set forth in full in this Note at this place.

          This Note shall be governed by and construed in accordance with the law of the State of Georgia.

          IN WITNESS WHEREOF, Crescent Jewelers has caused this Note to be duly executed under seal.

                                   CRESCENT JEWELERS


                                   By:  /s/ Joseph M. Donaghy
                                      --------------------------------------
                                      Name:  Joseph M. Donaghy
                                      Title: Senior Vice President and Chief
                                                  Financial Officer














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